EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE
February 22, 2011	Analyst Contact:	Susan Allen	203-499-2409
	Media Contact:	Michael West Jr.	203-499-3858

UIL Holdings Corporation Reports 2010 Financial Results and Provides 2011 Earnings Guidance

UIL Holdings Corporation (NYSE: UIL) today reported consolidated net income of $54.9 million, or $1.53 per basic share, an increase in net income of $0.6 million, and a decrease of $0.41 per basic share, compared to 2009.  Excluding the impact of the gas distribution acquisition and transition related activities, earnings for 2010 were $61.3 million, or $2.04 per share, an increase of 5% on an earnings per share basis when compared to the same period in 2009.

For the fourth quarter of 2010, earnings were $12.4 million, or $0.25 per basic share, compared to net income of $6.7 million, or $0.22 per basic share, for the same period in 2009.  Excluding the impact of the gas distribution acquisition and transition related activities, earnings for the fourth quarter of 2010 were $10.4 million, or $0.35 per share, an increase of 58% on an earnings per share basis when compared to the same period in 2009.

“UIL had a remarkable year in 2010 – we closed on the acquisition of three gas companies within six months of announcement, launched a new and innovative transmission venture and GenConn Energy’s Devon plant was completed and became operational,” commented James P. Torgerson, UIL’s President and CEO.  “In addition, GenConn Energy’s second plant, located in Middletown, Connecticut, is currently on schedule to be operational by June 2011.”

“Importantly 2011 will be a transition year.  Therefore, we will continue to focus on controlling operational costs and executing on our capital expenditure plan at each of our regulated subsidiaries,” added Torgerson.  “The integration of all of our operating companies is underway with an emphasis on process integration initiatives and best practices. The implementation of these initiatives is expected to continue through this year with most being completed before 2012.”

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The following table provides earnings per share on both a pre-acquisition and post-acquisition basis for the fourth quarter and full year of 2010, compared to the same periods in 2009.

	Quarter Ended December 31,			Full Year Ended December 31,
	2010	2009	Difference	2010	2009	Difference

EPS
UIL excl. acquisition & transition related activities	$0.35	$0.22	$0.13	$2.04	$1.94	$0.10
Gas distribution	$0.26	$-	$0.26	$0.36	$-	$0.36
Acquisition & transition related expenses	$(0.16)	$-	$(0.16)	$(0.46)	$-	$(0.46)
Interest expense related to $450M debt issuance	$(0.06)	$-	$(0.06)	$(0.08)	$-	$(0.08)
September 2010 equity issuance	$(0.14)	$-	$(0.14)	$(0.33)	$-	$(0.33)

UIL Consolidated	$0.25	$0.22	$0.03	$1.53	$1.94	$(0.41)

Electric distribution, CTA & other

Earnings from the electric distribution business in 2010 were $35.5 million, or $0.99 per basic share, compared to $31.7 million, or $1.13 per basic share, for the same period in 2009.  For the fourth quarter of 2010, earnings from the electric distribution business were $3.7 million, or $0.07 per basic share, compared to $1.4 million, or $0.04 per basic share in the fourth quarter of 2009.  The increase in earnings for both the quarter and full year 2010 was primarily due to increased operating income from revenues from the approved rate increase effective January 1, 2010, partially offset by lower CTA rate base.  Earnings from UI’s equity investment in GenConn were $1.2 million in 2010.

Electric transmission

Earnings from the electric transmission business in 2010 were $28.3 million, or $0.79 per basic share, compared to $25.3 million, or $0.90 per basic share, for the same period in 2009.  For the fourth quarter of 2010, earnings from the electric transmission business were $7.3 million, or $0.15 per basic share, compared to $6.1 million, or $0.21 per basic share in the fourth quarter of 2009. The favorable earnings for both the quarter and full year of 2010 were primarily due to an increase in the allowance for funds used during construction, as well as a higher rate base.

Gas distribution

Earnings from the newly acquired gas distribution businesses for the period November 17, 2010 through December 31, 2010 were $12.9 million, or $0.36 per basic share.

Corporate

UIL Holdings retains certain costs, primarily interest expense, at the holding company, or “corporate” levels, which are not allocated to the various subsidiaries.  UIL Corporate incurred net after-tax costs of $2.5 million, or $0.07 per basic share in 2010, compared to net after-tax costs of $2.7 million, or $0.09 per basic share, in the same period of 2009.  For the fourth quarter of 2010, Corporate incurred after-tax costs of $0.6 million, or $0.01 per basic share, compared to net after-tax costs of $0.8 million or $0.03 per basic share in the fourth quarter of 2009.

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Looking Forward

UIL's consolidated earnings estimate for 2011 is $1.75 - $1.95 per share. Details of the 2011 earnings estimates are summarized as follows:

2011 Earnings Expectations

	Approximate Net Income(2)	EPS - basic(3)

Electric distribution, CTA & other	$39 - $46	$0.78 - $0.90
Electric transmission	$28 - $30	$0.55 - $0.60

Total UI (1)	$68 - $73	$1.35 - $1.45

Gas distribution	$35 - $40	$0.70 - $0.80

UIL Corporate	$(15) - ($14)	$(0.30) - ($0.28)

Total UIL (1)	$88 - $98	$1.75 - $1.95

(1) Expectations are not intended to be additive
(2) Rounded to the nearest million
(3) Assumes approximately 50.6 million average shares outstanding

UIL’s objective is for its regulated businesses to earn the allowed return on an aggregate basis. Major factors impacting the earnings per share estimates for 2011 are as follows:

•	Earnings take into account a full year of the gas distribution earnings, which are expected to contribute $0.70 - $0.80 per share.

•	In 2011, UIL will incur costs from the transition services agreement with Iberdrola USA, while also incurring costs involved in the permanent transition of these services to UIL.

•
The full realization of saving half of the $23 million Iberdrola USA 2009 charges to the gas companies is not expected until 2012.  The savings opportunities have been identified and we project to fully achieve those savings in 2012.

•
The earnings expectations for 2011 also include the impact of 100% bonus depreciation for tax purposes on qualified property.  The deferred taxes generated by bonus depreciation reduced the electric and gas rate bases, along with GenConn’s rate base.

•
UI’s investment in GenConn’s peaking generation project in Middletown, Connecticut is scheduled to be in commercial operation by June 2011.  With the GenConn Devon plant in operation for the full year 2011, the two GenConn units are expected to contribute $0.12 - $0.14 per share in 2011.

•	CTA earnings are expected to decline by $0.07 - $0.09 per share in 2011 compared to 2010, as rate base continues to be amortized.

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Fourth Quarter and Year-end 2010 Earnings Conference Call

In conjunction with this earnings release, UIL will conduct a webcast conference call with financial analysts on Wednesday, February 23, 2011, beginning at 10:00 a.m. eastern time.  UIL’s executive management will present an overview of the financial results followed by a question and answer session.  Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

Headquartered in New Haven, Connecticut, UIL Holdings Corporation (NYSE:UIL) is a diversified energy delivery company serving a total of 690,000 electric and natural gas utility customers in 66 communities across two states, with combined total assets of over $4 billion.

UIL is the parent company for The United Illuminating Company (UI), Connecticut Natural Gas Corporation (CNG), The Southern Connecticut Gas Company (SCG), and The Berkshire Gas Company (BGC), each more than 100 years old. UI provides for the transmission and delivery of electricity and other energy related services for Connecticut’s Greater New Haven and Bridgeport areas. SCG and CNG are natural gas distribution companies that serve customers in Connecticut, while Berkshire Gas serves natural gas customers in western Massachusetts. UIL employs more than 1,850 people in the New England region. For more information on UIL Holdings, visit http://www.uil.com.

Use of Non-GAAP Measures

UIL Holdings believes that a breakdown, presented on a net income and per share basis, of how the acquisition-related financial activities described above contributed to the change in net income is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the acquisition activity, booked in accordance with generally accepted accounting principles (GAAP), and applying UIL Holdings' combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the periods presented. Any such amounts provided are provided for informational purposes only and are not intended to be used to calculate "Pro-forma" amounts.

UIL Holdings also believes earnings per share (EPS) information as presented in its earnings guidance is useful in understanding the earnings expectations for the business, as a whole.  The amounts presented in the earnings guidance show the EPS for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the projected 2011 net income for each line of business by the projected average number of shares of UIL Holdings common stock outstanding for 2011.   Total consolidated EPS is a GAAP-basis presentation.

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Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company. Such risks and uncertainties with respect to UIL Holdings’ recent acquisition of The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated financial information for the fourth quarter and full years of 2010 and 2009:

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UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(In Thousands except per share amounts)
(Unaudited)
	Years Ended
	December 31,
	2010	2009

Operating Revenues
Electric distribution and transmission	$859,547	$895,681
Gas distribution	138,105	-
Non-utility	14	869
Total Operating Revenues	997,666	896,550
Operating Expenses
Operation
Purchased power	242,268	333,339
Natural gas purchased	81,428	-
Operation and maintenance	258,282	225,853
Transmission wholesale	72,169	57,012
Depreciation and amortization	113,946	98,116
Taxes - other than income taxes	78,702	60,062
Acquisition and closing related expenses	25,572	-
Total Operating Expenses	872,367	774,382
Operating Income	125,299	122,168

Other Income and (Deductions), net	17,262	5,586

Interest Charges, net
Interest on long-term debt	50,357	37,297
Other interest, net	1,553	1,286
	51,910	38,583
Amortization of debt expense and redemption premiums	1,788	1,817
Total Interest Charges, net	53,698	40,400

Income Before Income Taxes, Equity Earnings	88,863	87,354

Income Taxes	35,284	33,096

Income Before Equity Earnings	53,579	54,258
Income (Loss) from Equity Investments	1,278	59

Net Income	54,857	54,317
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	3	-

Net Income attributable to UIL Holdings	$54,854	$54,317

Average Number of Common Shares Outstanding - Basic	35,722	28,027
Average Number of Common Shares Outstanding - Diluted	36,083	28,273

Earnings Per Share of Common Stock - Basic:	$1.53	$1.94

Earnings Per Share of Common Stock - Diluted:	$1.52	$1.93

Cash Dividends Declared per share of Common Stock	$1.728	$1.728

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	December 31,	December 31,
(thousands of dollars)	2010	2009
ASSETS
Current assets	$697,421	$236,694
Other investments	85,717	10,659
Net property, plant and equipment	2,327,450	1,153,001
Regulatory assets	925,889	676,428
Goodwill	298,890	144,978
Deferred charges and other assets	120,066	-
Total Assets	$4,455,433	$2,221,760

LIABILITIES AND CAPITALIZATION
Current liabilities	$552,934	$243,334
Noncurrent liabilities	577,231	374,686
Deferred income taxes	354,164	273,558
Regulatory liabilities	382,366	82,457
Total Liabilities	1,866,695	974,035

Long-term debt, net of unamortized discount and premium	1,511,768	673,549
Preferred stock of subsidiary	828	-
Net common stock equity	1,076,142	574,176
Total Capitalization	2,588,738	1,247,725

Total Liabilities and Capitalization	$4,455,433	$2,221,760

SEGMENTED CONSOLIDATED NET INCOME SUMMARY

	Quarter Ended December 31,			Full Year Ended December 31,
	2010	2009	Difference	2010	2009	Difference
Net Income (Loss) ($M)
Electric distribution, CTA and Other	$3.7	$1.4	$2.3	$35.5	$31.7	$3.8
Electric transmission	7.3	6.1	1.2	28.3	25.3	3.0
Total UI Net Income	$11.0	$7.5	$3.5	$63.8	$57.0	$6.8

Corporate excl. acquisition & transition related expenses	(0.6)	(0.8)	0.3	(2.5)	(2.7)	0.2
Net Income excl. acquisition & transition related expenses	$10.4	$6.7	$3.8	$61.3	$54.3	$7.0

Gas distribution	12.9	-	12.9	12.9	-	12.9
Acquisition & transition related expenses	(10.9)	-	(10.9)	(19.3)	-	(19.3)

Total Net Income	$12.4	$6.7	$5.8	$54.9	$54.3	$0.6

Average Shares Outstanding - Basic	50.5	30.0		35.7	28.0

Earnings per Share
Electric distribution, CTA and Other	$0.07	$0.04	$0.03	$0.99	$1.13	$(0.14)
Electric transmission	0.15	0.21	(0.06)	0.79	0.90	(0.11)
Total UI	$0.22	$0.25	$(0.03)	$1.78	$2.03	$(0.25)

Corporate excl. acquisition & transition related expenses	(0.01)	(0.03)	0.02	(0.07)	(0.09)	0.02
EPS excl. acquisition & transition related expenses	$0.21	$0.22	$(0.01)	$1.71	$1.94	$(0.23)

Gas distribution	0.26	-	0.26	0.36	-	0.36
Acquisition & transition related expenses	(0.22)	-	(0.22)	(0.54)	-	(0.54)

Total EPS - Basic	$0.25	$0.22	$0.03	$1.53	$1.94	$(0.41)

EPS excl. acquisition & transition related activities
Net Income excl. acquisition & transition related activities	$0.21	$0.22	$(0.01)	$1.71	$1.94	$(0.23)
September 2010 equity issuance	0.14	-	0.14	0.33	-	0.33
EPS excl. acquisition & transition related activities and September 2010 equity issuance	$0.35	$0.22	$0.13	$2.04	$1.94	$0.10